INVESTMENT MANAGEMENT AGREEMENT


         THIS INVESTMENT MANAGEMENT AGREEMENT is made the 13th day of October, 2006, by and between Old Mutual 2100 Emerging Managers Fund, L.L.C., a Delaware limited liability company (the "Fund"), and 2100 Larch Lane LLC, a Delaware limited liability company (the "Investment Adviser").

         WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company, and the Investment Adviser is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Fund desires to retain the Investment Adviser to act as its investment adviser pursuant to this Agreement; and

         WHEREAS, the Investment Adviser desires to be retained to act as investment adviser to the Fund pursuant to this Agreement;

         NOW,   THEREFORE,   in   consideration  of  the  terms  and  conditions
hereinafter set forth, it is agreed, by and between the parties, as follows:

         1.  The Fund hereby retains the Investment Adviser to:

             (a) act as its investment adviser and, subject to the supervision and control of the Board of Managers of the Fund (the "Board"), manage the investment activities of the Fund as hereinafter set forth. Without limiting the generality of the foregoing, the Investment Adviser shall: obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Fund in a manner consistent with the investment objective, policies and restrictions of the Fund, as set forth in the registration statement of the Fund filed with the Commission on Form N-2, as the same may be amended from time to time, and such other policies as may be adopted from time to time by the Board, and applicable laws and regulations; determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; invest discrete portions of the Fund's assets (which may constitute, in the aggregate, all of the Fund's assets) in unregistered investment funds or other investment vehicles and registered investment companies ("Portfolio Funds"), which are managed by investment managers ("Portfolio Managers"), which retention shall be subject to compliance with applicable 1940 Act provisions, and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Fund, as the Investment Adviser shall deem necessary or appropriate. The Investment Adviser shall furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Investment Adviser in the discharge of its duties as the Fund may, from time to time, reasonably request; and


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            (b) provide,  and the  Investment  Adviser hereby agrees to provide, certain management services to the Fund in connection with provision of the advisory services set forth in 1(a) above. These include:

             (i)      providing office space, telephone and utilities;

             (ii) providing administrative and secretarial, clerical and other personnel as necessary to provide the services
                      required   to  be   provided   under  this Agreement;

             (iii) monitoring relations and communications between investors and the Fund;

             (iv)     assisting in the  drafting   and  updating  of  disclosure
                      documents relating to the Fund and assisting in the preparation of offering materials;

             (v) assisting in the preparation of regulatory filings with the Commission and state securities regulators and other Federal and state regulatory authorities;

             (vi) assisting in the preparation of reports to and other informational materials for members and assisting in the preparation of proxy statements and other member communications;

             (vii)    monitoring  compliance  with  regulatory  requirements and
                      with  the  Fund's   investment  objective,   policies  and
                      restrictions as established by the Board;

             (viii) assisting in the preparation of materials and reports for use in connection with meetings of the Board;

             (ix) maintaining and preserving those books and records of the Fund not maintained by any Sub-Adviser (as defined in paragraph 2 below) of the Fund or the Fund's administrator, accounting agent or custodian (which books and records shall be the property of the Fund and maintained and preserved as required by the 1940 Act and the rules thereunder and shall be surrendered to the Fund promptly upon request);

             (x)      providing  the  services  of   persons  employed   by  the
                      Investment Adviser or its affiliates who may be appointed as officers of the Fund by the Board; and

             (xi) assisting the Fund in routine regulatory examinations, and working closely with any counsel of the Fund and any counsel retained to represent any members of the Board who are not "interested persons," as defined by the 1940 Act and the rules thereunder (the


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                      "Independent  Managers") of  the Fund  in  response to any litigation, investigations or regulatory matters.

         2. Provided that the Fund shall not be required to pay any compensation to the Investment Adviser for the services to be provided hereunder other than as provided by the terms of this Agreement, the Investment Adviser is authorized: (i) to obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services; and (ii) to enter into investment sub-advisory agreements with any registered investment adviser (a "Sub-Adviser"), subject to such approvals of the Board and members of the Fund ("Members") as may be required to comply with applicable provisions of the 1940 Act, and delegating any or all of the services required to be provided by the Investment Adviser under paragraph 1(a) hereof, subject to the supervision of the Investment Adviser.

         3. Without limiting the generality of paragraph 1 hereof, the Investment Adviser and, if applicable, the Sub-Adviser, shall be authorized to open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines are appropriate; to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Investment Adviser (or the Sub-Adviser) considers appropriate and that are consistent with the policies of the Fund; and, subject to any policies adopted by the Board and to the provisions of applicable law, to agree to such commissions, fees and other charges on behalf of the Fund as it shall deem reasonable in the circumstances taking into account all such factors as it deems relevant (including the quality of research and other services made available to it even if such services are not for the exclusive benefit of the Fund and the cost of such services does not represent the lowest cost available) and shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the federal securities laws. The Investment Adviser (or the Sub-Adviser) may, subject to such procedures as may be adopted by the Board, use affiliates of the Investment Adviser as brokers to effect the Fund's securities transactions and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

         4.  INVESTMENT MANAGEMENT FEE; EXPENSES

             (a) In consideration for the provision of the services provided by the Investment Adviser hereunder and the Investment Adviser's bearing of certain expenses, the Fund shall pay the Investment Adviser a monthly fee equal to 0.121% (1.45% on an annual basis) of the Fund's net assets as of the end of the month (the "Investment Management Fee").

             (b) The Investment Management Fee will be computed monthly based on the net assets of the Fund as of the end of the month, after adjustment for any purchases and repurchases of Interests during that month, and will be due and payable in arrears within 30 business days after the end of such month.

             (c) If this Agreement is terminated at any time during a month, the Fund shall pay the Investment Adviser the pro rata amount of the Investment Management Fee


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for the month  allocable  to that  portion of such  month  which is prior to the termination of the Agreement (based on the number of days in such month).

             (d) Except as is provided in paragraph 6 below, the Investment Adviser is responsible for all costs and expenses associated with the provision of its services hereunder including, but not limited to: expenses relating to the selection and monitoring of Portfolio Managers; and fees of any consultants or a Sub-Adviser retained by the Investment Adviser. The Investment Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Investment Adviser or furnished to the Fund under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Investment Adviser shall be deemed to include persons employed or otherwise retained by the Investment Adviser or made available to the Investment Adviser.

         5. The Fund will, from time to time, furnish or otherwise make available to the Investment Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Investment Adviser may reasonably require in order to discharge its duties and obligations hereunder.

         6. Except as provided herein or in another agreement between the Fund and the Investment Adviser, the Fund shall bear its own operating expenses and, through its investment in the fund into which the Fund invests substantially all of its assets (the "Master Fund"), its portion of the Master Fund's operating expenses. These operating expenses include, but are not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Managers, investment-related interest expenses, all costs and expenses directly related to portfolio transactions and positions for the Master Fund's account such as direct and indirect expenses associated with the Master Fund's investments, including its investments in Portfolio Funds, costs and expenses associated with background checks on Portfolio Managers, all costs and expenses associated with retaining independent third parties to provide risk management services to the Master Fund, transfer taxes and premiums and taxes withheld on foreign dividends); any non-investment related interest expense; fees and disbursements of any attorneys and accountants engaged on behalf of the Fund and the Master Fund; entity-level taxes; audit and tax preparation fees and expenses; administrative expenses and fees of the Master Fund; custody and escrow fees and expenses of the Fund and the Master Fund; fees pursuant to any administrative services agreement; the costs of an errors and omissions/directors and officers liability insurance and a fidelity bond for the Fund and the Master Fund; the Investment Management Fee; fees and travel-related expenses of the Board of Managers of the Fund and the Master Fund who are not employees of the Investment Adviser or any affiliate of the Investment Adviser; all costs and charges for equipment or services used in communicating information regarding the Fund's and Master Fund's transactions among the Investment Adviser and/or Sub-Adviser and any custodian or other agent engaged by the Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.

         7. The compensation provided to the Investment Adviser pursuant to paragraph 4(a) hereof shall be the entire compensation for the services provided to the Fund hereunder and the expenses assumed by the Investment Adviser under this Agreement.


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         8.  The Investment Adviser will use its best efforts in the supervision and management of the investment activities of the Fund and in providing services hereunder, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Investment Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives (collectively, the "Affiliates") shall not be liable to the Fund for any error of judgment, for any mistake of law, for any act or omission by the Investment Adviser or any of the Affiliates or by any Sub-Adviser or for any loss suffered by the Fund.

         9.  (a) The  Fund  shall  indemnify  the  Investment  Adviser  and  its directors, members, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties with respect to the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties, and in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions were unlawful (collectively, "disabling conduct"). Indemnification shall be made following:
(i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Managers who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Investment Adviser agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event the Indemnified Person receives any such advance, the Indemnified Person shall reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the Indemnified Person was not entitled to indemnification under this paragraph 9.

             (b) Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph 9 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal Securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph 9 to the fullest extent permitted by law.

         10. Nothing contained in this Agreement shall prevent the Investment Adviser or any affiliated person of the Investment Adviser from acting as investment adviser or manager for any other person, firm or corporation and, except as required by applicable law (including Rule 17j-1 under the 1940 Act), shall not in any way bind or restrict the Investment Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their


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own  accounts or for the account of others for whom they may be acting.  Nothing in this Agreement shall limit or restrict the right of any member, officer or employee of the Investment Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

         11. This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to this paragraph, this Agreement shall remain in effect for a period of two (2) years from such date and shall continue in effect from year to year thereafter, so long as such continuance shall be approved at least annually by the vote of a "majority of the outstanding voting securities of the Fund," as defined by the 1940 Act and the rules thereunder, or by the Board; and provided that in either event such continuance is also approved by a majority of the Independent Managers, by vote cast in person at a meeting called for the purpose of voting on such approval. The Fund may at any time, without payment of any penalty, terminate this Agreement upon sixty days' prior written notice to the Investment Adviser, either by majority vote of the Board or by the vote of a "majority of the outstanding voting securities of the Fund," as defined by the 1940 Act and the rules thereunder. The Investment Adviser may at any time, without payment of penalty, terminate this Agreement upon sixty days' prior written notice to the Fund. This Agreement shall automatically terminate in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

         12. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

         13. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Board and by a majority of the Independent Managers in accordance with the provisions of
Section 15(c) of the 1940 Act and the rules thereunder. If required by the 1940 Act or the rules and interpretations thereunder, any amendment shall also be required to be approved by the vote of a "majority of the outstanding voting securities of the Fund," as defined by the 1940 Act and the rules thereunder.

         14. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         15. The Fund represents that this Agreement has been duly approved by the Board, including the vote of a majority of the Independent Managers, and by the vote of a "majority of the outstanding voting securities of the Fund," as defined by the 1940 Act and the rules thereunder.

         16. The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Managers, members of the Fund or any officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.


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         17. This Agreement embodies the entire understanding of the parties.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the day and year first above written.



                                           OLD MUTUAL 2100 EMERGING MANAGERS
                                           FUND, L.L.C.



                                           By:
                                              ----------------------------------
Attest:                                       Name:
                                              Title:

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                                           2100 LARCH LANE LLC



                                           By:
                                              ----------------------------------
Attest:                                       Name:
                                              Title:

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